Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Jenna Reck, Financial Media, (612) 761-5829
Target Media Hotline, (612) 696-3400

Target Reports Second Quarter 2012 Earnings

Adjusted EPS of $1.12 Up 4.6% from Second Quarter 2011

GAAP EPS of $1.06 Up 3.4% from Second Quarter 2011

MINNEAPOLIS (August 15, 2012) — Target Corporation (NYSE: TGT) today reported second quarter net earnings of $704 million, or $1.06 per share. Adjusted earnings per share, a measure the company believes is useful in providing period-to-period comparisons of the results of its U.S. operations, were $1.12 in second quarter 2012, up 4.6 percent from $1.07 in 2011. A reconciliation of non-GAAP financial measures to GAAP measures is provided in the tables attached to this press release. All earnings per share figures refer to diluted earnings per share.

“We’re pleased with Target’s strong second quarter financial performance, which reflects a continued focus on delivering an outstanding experience for our guests and disciplined execution of our strategy,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “In addition, we’re very pleased with the initial response to the July opening of our first three CityTarget locations in Seattle, Los Angeles and Chicago. We look forward to serving guests in these dense urban areas with an exciting store format and uniquely-tailored assortment.”

Fiscal 2012 Earnings Guidance

For third quarter 2012, the company expects adjusted EPS of $0.83 to $0.93 and GAAP EPS of $0.69 to $0.79.

For full-year 2012, the company has raised its guidance and now expects adjusted EPS of $4.65 to $4.85 and GAAP EPS of $4.20 to $4.40.

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The difference between the GAAP and adjusted EPS range of 14 cents in the third quarter reflects the expected EPS impact of expenses related to the company’s Canadian market entry.

The difference between the GAAP and adjusted EPS range of 45 cents for the full year reflects the expected 50-cent EPS impact of expenses related to the company’s Canadian market entry, offset by the beneficial impact of the resolution of income tax matters recognized in first and second quarter 2012.

U.S. Retail Segment Results

As previously reported, sales increased 3.5 percent to $16.5 billion in second quarter 2012 from $15.9 billion last year, reflecting a 3.1 percent increase in comparable-store sales combined with the contribution from new stores.

Segment earnings before interest expense and income taxes (EBIT) were $1,181 million in the second quarter of 2012, an increase of 2.9 percent from $1,147 million in 2011. Second quarter EBITDA and EBIT margin rates were 10.2 percent and 7.2 percent, respectively, compared with 10.3 percent and 7.2 percent in 2011. Second quarter gross margin rate declined to 31.3 percent in 2012 from 31.6 percent in 2011, reflecting the impact of the company’s integrated growth strategies partially offset by underlying rate improvements within categories. Second quarter selling, general and administrative (SG&A) expense rate was 21.1 percent in 2012 compared with 21.3 percent in 2011, reflecting disciplined control of expenses across the organization.

U.S. Credit Card Segment Results

Second quarter average receivables decreased 5.0 percent to $5.9 billion in 2012 from $6.2 billion in 2011. Second quarter 2012 portfolio spread to LIBOR was $140 million, or 9.5 percent, compared with $186 million, or 12.0 percent, in 2011. Performance in second quarter 2012 reflected a $30 million reduction in the allowance for doubtful accounts, compared with an $85 million reduction in second quarter 2011.

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Canadian Segment Results

Second quarter 2012 EBIT was $(69) million, due to start-up expenses, depreciation and amortization related to the company’s expected market entry in 2013. Total expenses related to investments in Target’s Canadian market entry reduced Target’s earnings per share by approximately 9 cents in second quarter 2012.(1)

(1) This amount includes interest expense and tax expense that are not included in the segment measure of profit. A reconciliation of non-GAAP measures is included in the tables attached to this release.

Interest Expense and Taxes

Net interest expense for the quarter was $184 million, including $19 million of interest on capitalized leases related to Target’s Canadian market entry. Net interest expense was $191 million in second quarter 2011.

The company’s effective income tax rate was 34.3 percent in second quarter 2012, including the favorable resolution of various income tax matters which benefited second quarter EPS by approximately 3 cents.

Capital Returned to Shareholders

In second quarter 2012, the company repurchased approximately 9.6 million shares of its common stock at an average price of $57.09, for a total investment of $549 million. The company also paid dividends of $198 million during the quarter.

Miscellaneous

Target Corporation will webcast its second quarter earnings conference call at 9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “Events + Presentations” and then “Archives + Webcasts”). A telephone replay of the call will be available beginning at approximately 11:30 a.m. CDT today through the end of business on August 17, 2012. The replay number is (855) 859-2056 (passcode: 39813226).

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Statements in this release regarding third quarter and fiscal 2012 earnings guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 28, 2012.

In addition to the GAAP results provided in this release, the company provides adjusted diluted earnings per share for the three and six months ended July 28, 2012 and July 30, 2011. This measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is diluted earnings per share. Management believes adjusted EPS is useful in providing period-to-period comparisons of the results of the company’s U.S. operations. Adjusted EPS should not be considered in isolation or as a substitution for analysis of the company’s results as reported under GAAP. Other companies may calculate adjusted EPS differently than the company does, limiting the usefulness of the measure for comparisons with other companies.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,772 stores across the United States and at Target.com. The company plans to open its first stores in Canada in 2013. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	July 28,	July 30,		July 28,	July 30,
(millions, except per share data) (unaudited)	2012	2011	Change	2012	2011	Change
Sales	$16,451	$15,895	3.5%	$32,989	$31,475	4.8%
Credit card revenues	328	345	(5.1)	657	700	(6.1)
Total revenues	16,779	16,240	3.3	33,646	32,175	4.6
Cost of sales	11,297	10,872	3.9	22,838	21,710	5.2
Selling, general and administrative expenses	3,588	3,473	3.3	6,981	6,705	4.1
Credit card expenses	108	86	25.1	228	174	30.4
Depreciation and amortization	531	509	4.3	1,060	1,022	3.8
Earnings before interest expense and income taxes	1,255	1,300	(3.5)	2,539	2,564	(1.0)
Net interest expense	184	191	(4.0)	366	374	(1.9)
Earnings before income taxes	1,071	1,109	(3.4)	2,173	2,190	(0.8)
Provision for income taxes	367	405	(9.3)	772	797	(3.3)
Net earnings	$704	$704	0.0%	$1,401	$1,393	0.6%
Basic earnings per share	$1.07	$1.03	3.7%	$2.12	$2.03	4.4%
Diluted earnings per share	$1.06	$1.03	3.4%	$2.10	$2.02	4.2%
Weighted average common shares outstanding
Basic	656.7	680.8	(3.6)%	661.5	686.7	(3.7)%
Diluted	662.9	685.1	(3.2)%	667.6	691.2	(3.4)%

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	July 28,	January 28,	July 30,
(millions)	2012	2012	2011
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including short-term investments of $830, $194 and $116	$1,442	$794	$890
Credit card receivables, net of allowance of $365, $430 and $480	5,540	5,927	5,722
Inventory	7,733	7,918	7,926
Other current assets	1,700	1,810	1,521
Total current assets	16,415	16,449	16,059
Property and equipment
Land	6,137	6,122	5,999
Buildings and improvements	27,394	26,837	26,092
Fixtures and equipment	5,192	5,141	4,906
Computer hardware and software	2,333	2,468	2,392
Construction-in-progress	1,260	963	571
Accumulated depreciation	(12,542)	(12,382)	(11,587)
Property and equipment, net	29,774	29,149	28,373
Other noncurrent assets	1,136	1,032	1,067
Total assets	$47,325	$46,630	$45,499
Liabilities and shareholders’ investment
Accounts payable	$6,505	$6,857	$6,519
Accrued and other current liabilities	3,539	3,644	3,721
Unsecured debt and other borrowings	2,535	3,036	1,130
Nonrecourse debt collateralized by credit card receivables	750	750	250
Total current liabilities	13,329	14,287	11,620
Unsecured debt and other borrowings	14,479	13,447	12,661
Nonrecourse debt collateralized by credit card receivables	750	250	3,499
Deferred income taxes	1,173	1,191	969
Other noncurrent liabilities	1,697	1,634	1,644
Total noncurrent liabilities	18,099	16,522	18,773
Shareholders’ investment
Common stock	54	56	56
Additional paid-in capital	3,721	3,487	3,385
Retained earnings	12,774	12,959	12,213
Accumulated other comprehensive loss
Pension and other benefit liabilities	(596)	(624)	(525)
Currency translation adjustment and cash flow hedges	(56)	(57)	(23)
Total shareholders’ investment	15,897	15,821	15,106
Total liabilities and shareholders’ investment	$47,325	$46,630	$45,499
Common shares outstanding	653.9	669.3	675.2

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
	July 28,	July 30,
(millions) (unaudited)	2012	2011
Operating activities
Net earnings	$1,401	$1,393
Reconciliation to cash flow
Depreciation and amortization	1,060	1,022
Share-based compensation expense	48	44
Deferred income taxes	(92)	122
Bad debt expense	95	27
Non-cash (gains)/losses and other, net	(1)	62
Changes in operating accounts:
Accounts receivable originated at Target	116	143
Inventory	185	(330)
Other current assets	72	80
Other noncurrent assets	(9)	16
Accounts payable	(352)	(119)
Accrued and other current liabilities	(150)	(129)
Other noncurrent liabilities	98	5
Cash flow provided by operations	2,471	2,336
Investing activities
Expenditures for property and equipment	(1,603)	(2,379)
Proceeds from disposal of property and equipment	18	2
Change in accounts receivable originated at third parties	176	261
Other investments	(18)	(19)
Cash flow required for investing activities	(1,427)	(2,135)
Financing activities
Additions to long-term debt	1,971	1,000
Reductions of long-term debt	(1,011)	(238)
Dividends paid	(399)	(346)
Repurchase of stock	(1,130)	(1,493)
Stock option exercises and related tax benefit	183	34
Other	(16)	20
Cash flow required for financing activities	(402)	(1,023)
Effect of exchange rate changes on cash and cash equivalents	6	—
Net increase (decrease) in cash and cash equivalents	648	(822)
Cash and cash equivalents at beginning of period	794	1,712
Cash and cash equivalents at end of period	$1,442	$890

Subject to reclassification

TARGET CORPORATION

U.S. Retail Segment

	Three Months Ended			Six Months Ended
U.S. Retail Segment Results	July 28,	July 30,		July 28,	July 30,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Sales	$16,451	$15,895	3.5%	$32,989	$31,475	4.8%
Cost of sales	11,297	10,872	3.9	22,838	21,710	5.2
Gross margin	5,154	5,023	2.6	10,151	9,765	3.9
SG&A expenses(a)	3,468	3,382	2.6	6,762	6,554	3.2
EBITDA	1,686	1,641	2.7	3,389	3,211	5.5
Depreciation and amortization	505	494	2.2	1,009	1,002	0.8
EBIT	$1,181	$1,147	2.9%	$2,380	$2,209	7.7%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty program charges were $74 million and $66 million for the three months ended July 28, 2012 and July 30, 2011, respectively, and $138 million and $115 million for the six months ended July 28, 2012 and July 30, 2011, respectively.  In all periods, these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

	Three Months Ended		Six Months Ended
U.S. Retail Segment Rate Analysis	July 28,	July 30,	July 28,	July 30,
(unaudited)	2012	2011	2012	2011
Gross margin rate	31.3%	31.6%	30.8%	31.0%
SG&A expense rate	21.1	21.3	20.5	20.8
EBITDA margin rate	10.2	10.3	10.3	10.2
Depreciation and amortization expense rate	3.1	3.1	3.1	3.2
EBIT margin rate	7.2	7.2	7.2	7.0

Rate analysis metrics are computed by dividing the applicable amount by sales.

	Three Months Ended		Six Months Ended
Comparable-Store Sales	July 28,	July 30,	July 28,	July 30,
(unaudited)	2012	2011	2012	2011
Comparable-store sales change	3.1%	3.9%	4.2%	2.9%
Drivers of change in comparable-store sales:
Number of transactions	0.7	0.5	1.3	0.4
Average transaction amount	2.4	3.5	2.8	2.6
Units per transaction	1.3	1.8	1.0	3.1
Selling price per unit	1.1	1.7	1.8	(0.5)

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior-year periods of equivalent length.

	Three Months Ended		Six Months Ended
REDcard Penetration	July 28,	July 30,	July 28,	July 30,
(unaudited)	2012	2011	2012	2011
Target Credit Cards	7.7%	6.6%	7.4%	6.2%
Target Debit Cards	5.1	2.1	4.8	1.9
Total Store REDcard Penetration	12.8%	8.7%	12.2%	8.1%

Represents the percentage of Target store sales that are paid for using REDcards.

	Number of Stores			Retail Square Feet(a)
Number of Stores and Retail Square Feet	July 28,	January 28,	July 30,	July 28,	January 28,	July 30,
(unaudited)	2012	2012	2011	2012	2012	2011
Target general merchandise stores	428	637	774	50,974	76,999	93,699
Expanded food assortment stores	1,090	875	736	141,020	114,219	97,058
SuperTarget stores	251	251	252	44,500	44,503	44,681
CityTarget stores	3	—	—	314	—	—
Total	1,772	1,763	1,762	236,808	235,721	235,438

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

U.S. Credit Card Segment

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 28, 2012		July 30, 2011		July 28, 2012		July 30, 2011
U.S. Credit Card Segment Results		Annualized		Annualized		Annualized		Annualized
(millions) (unaudited)	Amount	Rate(d)	Amount	Rate(d)	Amount	Rate(d)	Amount	Rate(d)
Finance charge revenue	$265	18.0%	$278	17.9%	$536	17.9%	$570	18.0%
Late fees and other revenue	43	2.8	44	2.8	82	2.7	86	2.7
Third party merchant fees	20	1.4	23	1.5	39	1.3	44	1.4
Total revenues	328	22.2	345	22.2	657	21.9	700	22.1
Bad debt expense	43	2.9	15	1.0	95	3.2	27	0.9
Operations and marketing expenses(a)	139	9.3	137	8.8	271	9.0	262	8.3
Depreciation and amortization	3	0.2	4	0.3	7	0.2	9	0.3
Total expenses	185	12.5	156	10.0	373	12.4	298	9.4
EBIT	143	9.7	189	12.2	284	9.5	402	12.7
Interest expense on nonrecourse debt collateralized by credit card receivables	3		18		5		37
Segment profit	$140		$171		$279		$365
Average gross credit card receivables funded by Target(b)	$4,406		$2,398		$4,646		$2,451
Segment pretax ROIC(c)	12.7%		28.5%		12.0%		29.7%

(a) See footnote (a) to our U.S. Retail Segment Results table for an explanation of our loyalty program charges.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $1,500 million and $1,343 million for the three and six months ended July 28, 2012, respectively, and $3,817 million and $3,888 million for the three and six months ended July 30, 2011, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	July 28, 2012			July 30, 2011			July 28, 2012			July 30, 2011
	Yield			Yield			Yield			Yield
Spread Analysis - Total Portfolio	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$143	9.7	%(c)	$189	12.2	%(c)	$284	9.5	%(c)	$402	12.7	%(c)
LIBOR(a)		0.2%			0.2%			0.2%			0.2%
Spread to LIBOR(b)	$140	9.5	%(c)	$186	12.0	%(c)	$277	9.3	%(c)	$395	12.5	%(c)

(a) Balance-weighted one-month LIBOR.

(b) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt collateralized by credit card receivables is tied to LIBOR.

(c) As an annualized percentage of average gross credit card receivables.

	Three Months Ended			Six Months Ended
Receivables Rollforward Analysis	July 28,	July 30,		July 28,	July 30,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Beginning gross credit card receivables	$5,943	$6,286	(5.4)%	$6,357	$6,843	(7.1)%
Charges at Target	1,398	1,140	22.6	2,686	2,143	25.4
Charges at third parties	1,206	1,353	(10.8)	2,345	2,603	(9.9)
Payments	(2,875)	(2,792)	3.0	(5,935)	(5,793)	2.5
Other	233	215	8.1	452	406	11.3
Period-end gross credit card receivables	$5,905	$6,202	(4.8)%	$5,905	$6,202	(4.8)%
Average gross credit card receivables	$5,906	$6,215	(5.0)%	$5,989	$6,339	(5.5)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	2.6%	3.0%		2.6%	3.0%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	1.7%	2.1%		1.7%	2.1%

	Three Months Ended			Six Months Ended
Allowance for Doubtful Accounts	July 28,	July 30,		July 28,	July 30,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Allowance at beginning of period	$395	$565	(30.1)%	$430	$690	(37.7)%
Bad debt expense	43	15	186.9	95	27	248.4
Write-offs(a)	(105)	(142)	(26.6)	(232)	(326)	(29.3)
Recoveries(a)	32	42	(23.7)	72	89	(19.4)
Allowance at end of period	$365	$480	(23.8)%	$365	$480	(23.8)%
As a percentage of period-end gross credit card receivables	6.2%	7.7%		6.2%	7.7%
Net write-offs as an annualized percentage of average gross credit card receivables	4.9%	6.5%		5.3%	7.5%

(a) Write-offs include the principal amount of losses (excluding accrued and unpaid finance charges), and recoveries include current period collections on previously written-off balances. These amounts combined represent net write-offs.

Subject to reclassification

TARGET CORPORATION

Canadian Segment

	Three Months Ended			Six Months Ended
Canadian Segment Results	July 28,	July 30,		July 28,	July 30,
(millions) (unaudited)	2012	2011	Change	2012	2011	Change
Sales	$—	$—	—%	$—	$—	—%
Cost of sales	—	—	—	—	—	—
Gross margin	—	—	—	—	—	—
SG&A expenses(a)	47	25	86.2	81	36	126.1
EBITDA	(47)	(25)	86.2	(81)	(36)	126.1
Depreciation and amortization(b)	22	11	107.4	44	11	305.1
EBIT	$(69)	$(36)	92.5%	$(125)	$(47)	167.2%

EBITDA is earnings/(loss) before interest expense, income taxes, depreciation and amortization.

EBIT is earnings/(loss) before interest expense and income taxes.

(a) SG&A expenses include start-up costs consisting primarily of compensation, benefits and consulting expenses.

(b) Depreciation and amortization results from depreciation of capital lease assets and leasehold interests. For the three and six months ended July 28, 2012, the lease payment obligation also gave rise to $19 million and $38 million of interest expense, respectively, compared with $10 million in each of the respective prior year periods, recorded in our consolidated statements of operations.

Subject to reclassification

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
	July 28,	July 30,		July 28,	July 30,
(unaudited)	2012	2011	Change	2012	2011	Change
GAAP diluted earnings per share	$1.06	$1.03	3.4%	$2.10	$2.02	4.2%
Adjustments	0.06	0.04		0.13	0.04
Adjusted diluted earnings per share	$1.12	$1.07	4.6%	$2.23	$2.06	8.0%

A detailed reconciliation is provided below.

(millions, except per share data) (unaudited)	U.S. Retail	U.S. Credit Card	Total U.S.	Canadian	Other		Consolidated GAAP Total
Three Months Ended July 28, 2012
Segment profit	$1,181	$140	$1,321	$(69)	$—		$1,252
Other net interest expense(a)			161	19	—		181
Earnings before income taxes			1,160	(88)	—		1,071
Provision for income taxes(b)			418	(27)	(23	)(d)	367
Net earnings			$742	$(61)	$23		$704
Diluted earnings per share(c)			$1.12	$(0.09)	$0.03		$1.06
Three Months Ended July 30, 2011
Segment profit	$1,147	$171	$1,318	$(36)	$—		$1,282
Other net interest expense(a)			163	10	—		173
Earnings before income taxes			1,155	(46)	—		1,109
Provision for income taxes(b)			422	(13)	(4	)(d)	405
Net earnings			$733	$(33)	$4		$704
Diluted earnings per share(c)			$1.07	$(0.05)	$0.01		$1.03
Six Months Ended ended July 28, 2012
Segment profit	$2,380	$279	$2,659	$(125)	$—		$2,534
Other net interest expense(a)			323	38	—		361
Earnings before income taxes			2,336	(163)	—		2,173
Provision for income taxes(b)			850	(47)	(31	)(d)	772
Net earnings			$1,486	$(116)	$31		$1,401
Diluted earnings per share(c)			$2.23	$(0.17)	$0.05		$2.10
Six Months Ended ended July 30, 2011
Segment profit	$2,209	$365	$2,574	$(47)	$—		$2,527
Other net interest expense(a)			327	10	—		337
Earnings before income taxes			2,247	(57)	—		2,190
Provision for income taxes(b)			822	(16)	(9	)(d)	797
Net earnings			$1,425	$(41)	$9		$1,393
Diluted earnings per share(c)			$2.06	$(0.06)	$0.01		$2.02

Note: Our segment measure of profit is used by management to evaluate the return on our investment and to make operating decisions. To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share, which excludes the impact of our planned 2013 Canadian market entry and favorable resolutions of various income tax matters. We believe this information is useful in providing period-to-period comparisons of the results of our U.S. operations. The sum of the non-GAAP adjustments may not equal the total adjustment amounts due to rounding.

(a) Represents interest expense, net of interest income, not included in U.S. Credit Card segment profit.  For the three and six months ended July 28, 2012, U.S. Credit Card segment profit included $3 million and $5 million of interest expense on nonrecourse debt collateralized by credit card receivables, compared with $18 million and $37 million in the respective prior year periods. These amounts, along with other net interest expense, equal consolidated GAAP net interest expense.

(b) Taxes are allocated to our business segments based on estimated income tax rates applicable to the operations of the segment for the period.

(c) For the three and six months ended July 28, 2012, average diluted shares outstanding were 662.9 million and 667.6 million, respectively, and for the three and six months ended July 30, 2011, average diluted shares outstanding were 685.1 million and 691.2 million, respectively.

(d) Represents the effect of the resolution of income tax matters.

Subject to reclassification